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                                  EXHIBIT 10.8

                            EMPLOYEE INCENTIVE PLANS



DATASOUTH COMPUTER CORPORATION
INCENTIVE BONUS PLAN AND KEY EMPLOYEE BONUS PLAN

Incentive Bonus Plan

Eligibility - All employees of Datasouth Computer Corporation employed at least ninety days as of each December 31 (with exception for reason of death, military duty or layoff), except those individuals eligible for the Key Employee Bonus Plan.

Bonus Pool - Datasouth's "Income from Operations" before bonus expense, less a "Minimum Return", times 20%.

Minimum Return - Datasouth's "Stockholder's Equity" pertaining to the printer operations ( i.e., excludes the investment in Gray Communications Systems, Inc., net of related liabilities) times a required rate of return (as determined by the Bull Run Corporation Board of Directors)

Allocation  of Bonus  Pool - Based on an  employee's  pro rata  share of  "Bonus
Wages".

Bonus Wages - Equal to gross pay, less (i) sick pay; (ii) commissions; (iii) bonuses; (iv) bereavement pay over 4 days; (v) overtime and overtime premium; and (vi) first 90 day wages and first 20 day wages during the fiscal year for new hires and rehires, respectively; plus, a disability or workers' compensation adjustment, if applicable, as determined by management.

Payments - Annually, following completion of the audit of the Bull Run consolidated financial statements, but no later than March 15. 3% of the Incentive Bonus is contributed to the Datasouth Savings and Profit-Sharing Plan on behalf of the Bonus recipient.

Key Employee Bonus Plan

Eligibility - Employees of Datasouth Computer Corporation determined by the Bull Run Board of Directors.

Bonus Pool - Datasouth's "Income from Operations" before Key Employee Bonuses, but after Incentive Bonuses, times a % determined by the Bull Run Board of Directors.

Allocation of Bonus Pool - Specified % as determined by the Bull Run Board of Directors. A portion of the Key Employee Bonus may be allocated for discretionary bonuses to be paid to employees not specified as Key Employee Bonus Plan participants. Allocation of discretionary bonuses is determined by Datasouth's management.

Payments - Annually, following completion of the audit of the Bull Run consolidated financial statements, but no later than March 15. 3% of the Key Employee Bonus is contributed to the Datasouth Savings and Profit-Sharing Plan on behalf of the Bonus recipient.


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